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                                                                    EXHIBIT 10.7

                      INTERCONNECTION SETTLEMENT AGREEMENT

                                 BY AND BETWEEN

                      CHINA NETCOM (GROUP) COMPANY LIMITED

                                       AND

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

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                      INTERCONNECTION SETTLEMENT AGREEMENT

      This Agreement is made and entered into on [-], 2004 in Beijing, People's Republic of China ( "PRC") by and among the following two parties:

      Party A:                China Network Communications Group Corporation

      Address:                No. 156, Fuxingmennei Avenue, Xicheng District,
                              Beijing, PRC

      Legal representative:   Zhang Chun Jiang

      Party B:                China Netcom (Group) Company Limited

      Address: Building C, No. 156, Fuxingmennei Avenue, Xicheng District, Beijing, PRC

      Legal representative:   Zhang Chun Jiang

      WHEREAS,

      (1) Party A is a state-owned enterprise duly incorporated and validly existing under the laws of PRC;

      (2) Party B is a limited foreign funded enterprise duly incorporated and validly existing under the laws of PRC and is finally controlled by Party A.

      Based on fair and reasonable basis, following cooperative negotiation, regarding relevant issues relating to interconnection settlement provided by either Party to the other Party, it is hereby agreed by and between both parties hereto as follows:

1.    BASIC PRINCIPLES

1.1 For the services and/or facilities provide by either Party to the other Party under this Agreement, the Party reserves the right to collect reasonable service fees based on the principle of fairness for such service and/or facilities it provides. The other Party shall make the payment for the services/or facilities provided.

1.2 The terms of services and/or facilities offered by one Party to the other under this Agreement shall not be worse than any other third party offering the same or similar services and/or facilities.

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1.3   Should either Party hereunder demand for more services and/or facilities hereunder from the other Party, the other Party shall make its utmost effort to provided such more services and/or facilities requested under the conditions no less favorable than that under which this Party may provide the same or similar services and/or facilities to a third Party.

1.4 The agreed services and/or facilities hereunder shall fully comply with the purposes agreed upon under this Agreement and the standard set by the State.

1.5 In the event of any breach of provision by either party under this Agreement that leads to any damage suffered by the other party, the party in default shall be liable for all immediate and full damages for breaching this Agreement. However, this Party shall not be held responsible for such losses in the event of Force Majeure.

1.6 Both parties shall provide all reasonable and essential assistance to the other party for the purpose of fulfilling the obligations set out in this Agreement.

1.7 It is agreed that both parties will take further actions to ensure the realization of the principles and provisions in this Agreement. It is further agreed that both parties will ensure that, Party B, being a subsidiary of a company to be listed or listed, China Netcom Group (Hong
      Kong) Limited (hereinafter "Listing Company"), shall comply with the Listing Rules of the Hong Kong Stock Exchange for connected transactions.

2.    INTERCONNECTION AND SETTLEMENT VARIETIES

2.1 The Parties agree to achieve the interconnections between various telecommunication networks of the Parties.

2.2 The Parties agree to settle domestic long distance voice service and international long distance voice service as is set forth in this Agreement.

3. INTERCONNECTION TECHNICAL REGULATIONS AND STANDARDS, SHARE OF INTERCONNECTION COSTS AND ENGINEERING CONSTRUCTION

3.1 All foresaid connections shall be made in accordance with the interconnection technical regulations promulgated by national telecommunication regulatory authorities.

3.2 The Parties shall negotiate on the settlement of interconnection costs and engineering construction with reference to relevant regulations promulgated by national telecommunication regulatory authorities.

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4.    OBLIGATIONS OF THE PARTIES

4.1 The parties shall warrant that the communication quality between networks be not lower than the communication quality of the same service in their own networks.

4.2 Under the premise of technical feasibility, when required, either Party shall provide telecommunication services which has been provided for its own customers to the other Party's customer unconditionally with service quality guaranteed.

4.3 Party A shall be obliged to provide Party B's auditors with the accounting records of Party A and its connected persons for any connected transactions.

5.    NETWORKS MANAGEMENT AND MAINTENANCE

5.1 Either Party shall give notice to the other Party six (6) months prior to its enlargement and reconstruction of its network, which may negatively affect the communication of other Party's customers.

5.2 Except for Force Majeure, either Party shall give notice to the other Party thirty (30) days prior to its adjustment of route system, relay circuit, signaling mode, station data and software version, which may negatively affect the communication of other Party's customers.

5.3 When required, either Party shall, in a timely manner, cooperate with the other Party when the latter adjusts the route system, relay circuit, signaling mode, station data and software version to ensure the communication quality between networks.

5.4 The Parties agree to perform maintenance on their own networks to assure the normal operation of the whole networks according to the applicable regulations promulgated by national telecommunication regulatory authorities from time to time.

5.5 Should there be any communication breakdown and problems, the Parties shall take effective measures to resume communication.

6.    SETTLEMENT PRINCIPLES AND METHODS BETWEEN NETWORKS

6.1 Settlement relationships for domestic long distance voice service: Party A and Party B make settlement with each other, except for domestic long distance voice service between Party A's subsidaries in Heilongjiang, Jilin, Shanxi and Inner Mongolia and Party B's subsidaries in Beijing, Tianjin, Henan, Hebei, Shandong and Liaoning.

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      Settlement price for domestic long distance voice service: settlement based on voice termination - operator from whose network calls are originated makes settlement to the operator from whose network calls are terminated. The price is RMB 0.06/minute if calls are terminated in the network of Party A or Party B and RMB 0.09/minute if terminated in networks other than in those of Party A and Party B.

6.2 Settlement relationship for international long distance voice service: settlement between Party A and Party B.

      Settlement principle for international long distance voice service (see Appendix to this Agreement for detailed price):

      (1) Outgoing international calls: Party A shall be responsible for any charges which Part B shall pay to overseas telecommunications operators. Incomes of Party A shall be distributed between Party A and Party B based on estimated cost proportion of Party A and Party B in provision of outgoing international long distance voice service after the amount of payment made by Party B to overseas telecommunications operators has been deducted from the total income.

      (2) Incoming international calls: Incomes of Party B receivedfrom overseas telecommunication operators shall be distributed between Party A and Party B based on estimated cost proportion of Party A and Party B in provision of incoming international long distance voice service after the amount of payment toParty A (RMB 0.06/minute when calls are terminated in Party A's network; RMB 0.09 when calls are terminated in other operator's network) has been deducted from the total income. The above-mentioned rate shall be subject to adjustment at any time according to applicable standards, fixed tariffs and policies published by relevant Chinese regulatory authorities.

6.3   Data processing and checking principles

      Billing and settlement center of Party B shall be responsible for data processing. If the difference between the bill of the center and billing data of both parties (billing data difference = difference between the relevant two parties/the averaged data of the relevant two parties *100%) is equal to or lower than 3%, the bill of the center shall prevail. If the difference is higher than 3%, a preliminary settlement shall be made based on the bill data of the center. The parties shall submit a written request for dispute arbitration to operational management department of Party B within 10 working days from the 20th of each month.

      Operational management department of Party B shall give a written disposal suggestion within 3 months upon receipt of the written dispute arbitration request. The settled amount that needs

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      adjustment shall be adjusted in the statement of account of next month.

6.3   Settlement Procedures

      Place of settlement: Beijing, China

      Settlement period, commence date and termination date: once per month, settlement and billing period (based on the ending time of calls) is from 0:00 (inclusive) of 21st of the previous month to 0:00 (exclusive) of 21st of this month. Since there are quite a number of uncertainties in the international business settlement characterized by the committed period. Within the settlement period, the internal settlement of international service shall be made on the basis of the completion of settlement with overseas telecommunication operators. Interconnection settlement will begin from 0:00 of December 21, 2003.

      Method of payment: the payer party of the month shall pay the net settlement amount to the payee party of the month.

7.    REPRESENTATIONS AND WARRANTS

      Each party represents and warrants to the other party that:

      (1) It has the power and authority (including but not limited to any approval, consents or permission granted by the government departments ) to sign this Agreement;

      (2) No provision in this Agreement violates the constitutive documents or the laws and regulations of PRC;

8.    FORCE MAJEURE

      If any unforeseeable Force Majeure incident whose occurrence and impact cannot be prevented or avoided has affected or has led to the fail of the either party in performing this Agreement in accordance with the agreed terms, the affected Party shall immediately inform the other Party within fifteen (15) days after the said incident, and provide the other Party details of the incident and effective certification documents explaining why all or part of the related obligations under this Agreement and the relevant appendixes can not be performed, or need to performed in a prolonged time frame. Based on the extent of the influence of such incidents on the performance of such affected obligations, the parties shall negotiate to decide whether or not to terminate, postpone or partially exempt the performance of such obligations.

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9.    CONFIDENTIALITY

      With the exception of requests by the legal or governmental departments or any other relevant securities regulatory authorities or for the purpose of the Listing Company seeking listing, unless with written approval by the other party, neither party can make public announcements nor supply or reveal any business information regarding this Agreement of the other party to any companies, enterprises, organizations or individuals,.

10.   TRANSFER

      Without the written approval of the other party, neither party may transfer any single right and obligation as agreed upon under this Agreement.

11.   NON-WAIVER

      Unless otherwise specified by law, the failure or delay of exercising the right, power or privilege as endowed by this Agreement on the part of either Party A or Party B cannot be deemed as the waiver of such rights, power or privileges. Besides, the partial exercise of such rights, power or privileges should not hinder the exercise of such rights, power or privileges of this Party in the future.

12.   NOTICES

12.1 All notices required to be delivered pursuant to this Agreement shall be in writing, and delivered to the address as stated at the beginning part of this Agreement, or to addresses or facsimile numbers designated by one Party to the other Parties in writing from time to time.this Agreement.

12.2 Any notice above shall be delivered either by hand, registered mail, or facsimile. Any notice shall be deemed to have been delivered at the time of actual receipt if delivered by hand; on the date of return receipt if delivered by registered mail; and at the time of transmission if delivered by facsimile.

13.   GOVERNING LAWS

      This Agreement shall be governed, interpreted and implemented in accordance with laws of the People's Republic of China.

14.   DISPUTES RESOLUTION

      In case of disputes as to the power, interpretation or implementation of this Agreement, both parties shall seek to settle the matters of dispute by friendly negotiation. If the matters of dispute cannot be settled by negotiation within thirty (30) days from the day the matters of dispute arise, either party

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      has the right to resort to litigation at the people's court which has jurisdiction over where Party B situates.

15.   EFFECTIVENESS OF AGREEMENT AND OTHERS

15.1 This Agreement shall come into effect once signed by the legal representatives or authorized representatives of both Parties and affixed with their official seals. This Agreement shall be effective till June 30, 2007. If Party B wishes to renew this Agreement and notifies Party A with 3 month's notice, this Agreement shall be renewed automatically for another 3 years on the same terms. There are no limits on the number of renewal.

15.2 Upon the agreement of both parties, both parties can amend this Agreement or enter into supplementary agreement to this Agreement. The amendments or supplementary agreements of this Agreement shall come into effect once signed by the legal representatives or authorized representatives of both Parties and affixed with their official seals.

15.3 This Agreement is severable, that is, if any provision of this Agreement is held to be illegal or unenforceable at any time, the effectiveness and performance of other provisions of this Agreement shall not be affected.

15.4 This Agreement is made into six (6) duplicate originals. Each party holds three (3) copies, and each copy shall have the same legal binding effect.

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Signature page:

      CHINA NETWORK COMMUNICATIONS GROUP CORPORATION (SEAL)

      By: __________
      Legal Representative or Authorized Representative

      CHINA NETCOM (GROUP) COMPANY LIMITED (SEAL)

      By: __________
      Legal Representative or Authorized Representative

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APPENDIX: SPECIFIC SETTLEMENT PRICES FOR INTERNATIONAL LONG DISTANCE VOICE
SERVICE

(1) Outgoing international calls (including outgoing INMARSAT calls originated from China and incoming international calls reverse settlement): Party A shall make settlement to Party B, RMB [M+(N-M)*R]/minute, if N<M, RMB M /minute.

      M: actual settlement price for outgoing international calls of various each directions, adjusted based on openly committed period. In each direction, M=settled amount corresponding to non-committed volume/non-committed volume of outgoing calls in this direction

      N: average retail price charged on customers who make outgoing international calls, subsidiaries of Party B accounted respectively, adjusted once each quarter;

      R: costs allocation ratio for Party B, adjusted or confirmed yearly by the Parties based on their respective costs for outgoing international call services.

(2) Incoming international calls (including outgoing international calls reverse settlement): Party B shall make settlement to Party A, RMB [Y+(X-Y)*R]/minute, if X<Y, RMB Y /minute.

      X: average settle unit price for incoming international calls, adjusted yearly;

      Y: settlement price for incoming international calls terminated in local networks (RMB 0.06/minute in the Parties' networks, RMB 0.09 /minute in other networks, adjusted or confirmed yearly by the Parties);

      R: cost allocation ratio for Party B, adjusted yearly by the Parties based on their respective costs for incoming international call services.

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